Exhibit 10.15
FIRST AMENDMENT TO OFFICE LEASE
     THIS FIRST AMENDMENT TO OFFICE LEASE (this “Amendment”) is made as of the 21st day, February, 2008 by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership (“Landlord”), and SCIQUEST, INC., a Delaware corporation (“Tenant”).
WITNESSETH:
     WHEREAS, Landlord and Tenant heretofore entered into that certain Office Lease dated May 17, 2005 (the “Lease”), for the lease of approximately 21,244 rentable square feet of space, located at 6501 Weston Parkway, Suite 220, Cary, North Carolina, 27513, located within Weston Corporate Park, said space being more particularly described therein (the “Original Premises”); and
     WHEREAS, Landlord and Tenant desire to (i) expand the Original Premises by approximately 3,229 rentable square feet (the “Expansion Space”), and (ii) extend the Lease Term with respect to the Original Premises.
     NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
     1. Incorporation of Recitals and Definitions. The above recitals are hereby incorporated into this Amendment as if fully set forth herein. All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.
     2. Extension. The term with respect to the Original Premises is hereby extended through and including January 31, 2014 (the “Expiration Date”). Commencing as of August 1, 2008, the following paragraphs of Article 1, Section 1.01 of the Lease are hereby amended as follows:
     “(d) Minimum Annual Rent:

Original Premises
08/01/2008 - 01/31/2009	$0.00	*
02/01/2009 - 07/31/2009	$198,100.30	*
08/01/2009 - 07/31/2010	$406,105.62
08/01/2010 - 07/31/2011	$416,258.26
08/01/2011 - 07/31/2012	$426,664.71
08/01/2012 - 07/31/2013	$437,331.33
08/01/2013 - 01/31/2014	$224,132.31	*

*	Represents six (6) months
     (e) Monthly Rental Installments:

Original Premises
08/01/2008 - 01/31/2009	$0.00	*
02/01/2009 - 07/31/2009	$33,016.72	*
08/01/2009 - 07/31/2010	$33,842.13
08/01/2010 - 07/31/2011	$34,688.19
08/01/2011 - 07/31/2012	$35,555.39
08/01/2012 - 07/31/2013	$36,444.28
08/01/2013 - 01/31/2014	$37,355.38	*

*	Represents six (6) months ”
     3. Amendment of Article 1. Lease of Premises. Commencing as of the date (the “Expansion Date”) that Substantial Completion (as defined in Exhibit B hereto) of the Tenant Improvements (as defined below) occurs, the following paragraphs of Article 1, Section 1.01 of the Lease are hereby amended as follows:
     “(a) Leased Premises. The Lease is hereby amended by substituting Exhibit A, attached hereto and incorporated herein by reference, on which the Original Premises are striped and the Expansion Space is cross-hatched, in lieu of Exhibit A attached to the Lease. The Original Premises and Expansion Space shall collectively hereinafter be referred to as the “Leased Premises”.

     (b) Rentable Area.
Original Premises: approximately 21,244 rentable square feet Expansion Space: approximately 3,229 rentable square feet Leased Premises: approximately 24,473 rentable square feet
     (c) Tenant’s Proportionate Share.
Original Premises: 22.60% Expansion Space: 3.44% Leased Premises: 26.04%
     (d) Minimum Annual Rent.

Original Premises
08/01/2008 - 01/31/2009	$0.00	*
02/01/2009 - 07/31/2009	$198,100.30	*
08/01/2009 - 07/31/2010	$406,105.62
08/01/2010 - 07/31/2011	$416,258.26
08/01/2011 - 07/31/2012	$426,664.71
08/01/2012 - 07/31/2013	$437,331.33
08/01/2013 - 01/31/2014	$224,132.31	*

*	Represents six (6) months

Expansion Space
Expansion Date - 07/31/2009	$30,110.43
08/01/2009 - 07/31/2010	$61,726.37
08/01/2010 - 07/31/2011	$63,269.53
08/01/2011 - 07/31/2012	$64,851.27
08/01/2012 - 07/31/2013	$66,472.55
08/01/2013 - 01/31/2014	$34,067.18	*

*	Represents six (6) months
     (e) Monthly Rental Installments.

Original Premises
08/01/2008 - 01/31/2009	$0.00	**
02/01/2009 - 07/31/2009	$33,016.72	*
08/01/2009 - 07/31/2010	$33,842.13
08/01/2010 - 07/31/2011	$34,688.19
08/01/2011 - 07/31/2012	$35,555.39
08/01/2012 - 07/31/2013	$36,444.28
08/01/2013 - 01/31/2014	$37,355.38	*

*	Represents six (6) months

Expansion Space
Expansion Date - 07/31/2009	$5,018.40
08/01/2009 - 07/31/2010	$5,143.86
08/01/2010 - 07/31/2011	$5,272.46
08/01/2011 - 07/31/2012	$5,404.27
08/01/2012 - 07/31/2013	$5,539.38
08/01/2013 - 01/31/2014	$5,677.86	*

*	Represents six (6) months
     (f) Base Year: 2008.
     (g) Target Expansion Date: February 1, 2009.
     (h) Lease Term: The term of the Expansion Space (the “Expansion Term”) shall commence on the Expansion Date and the term of the Original Premises shall be extended such that the term of the entire Leased Premises shall expire on the Expiration Date.
     (i) Security Deposit. There shall be an additional security deposit due from Tenant in connection with Tenant’s execution of this Amendment in the amount of five thousand seven hundred eight and 31/100 dollars ($5,708.31); the total Security Deposit is thirty one thousand nine hundred eight and 46/100 dollars ($31,908.46).
     (j) Broker. GVA Advantis.

     (1) Address for notices and payments are as follows”
Landlord:	Duke Realty Limited Partnership c/o Duke Realty Corporation Attn.: Raleigh Market — Vice President, Property Management 3005 Carrington Mill Road, Suite 100 Morrisville, North Carolina, 27560

With a copy to :	Duke Realty Limited Partnership c/o Duke Realty Corporation Attn: Raleigh Market Attorney 3950 Shackleford Road, Suite 300 Duluth, Georgia 30096-8268

With Payments to:	Duke Realty Limited Partnership 75 Remittance Drive, Suite 3205 Chicago, IL 60675-3205

Tenant:	SciQuest, Inc. 6501 Weston Parkway, Suite 200 Cary, North Carolina 27513

With a copy to :	Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. Attn: Brad J. Daves 2500 Wachovia Capitol Center Raleigh, North Carolina 27601”
     4. Construction of Tenant Improvements. Landlord shall construct and install all leasehold improvements to the Original Premises and the Expansion Space (the “Tenant Improvements”) in accordance with Exhibit B attached hereto and made a part hereof.
     5. Amendment of Article 3. Section 3.02(c) is hereby deleted in its entirety and replaced with the following:
     “(c) “Tenant’s Proportionate Share of Operating Expenses” shall mean an amount equal to the remainder of (i) the product of Tenant’s Proportionate Share times the Operating Expenses less (ii) Tenant’s Proportionate Share times the Operating Expenses for the Base Year, provided that such amount shall not be less than zero.”
     Furthermore, Section 3.02(e) is hereby amended to reflect that all references to “eight percent (8%)” shall be deleted and replaced with “seven percent (7%)”.
     6. Amendment of Article 8.
          (a) Section 8.04(a)(i) is hereby deleted in its entirety and replaced with the following:
          “(i) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant’s use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $6,000,000, which may be satisfied by any combination of primary and excess or umbrella per occurrence policies.”
          (b) The following sentence shall be added to Section 8.04(b) of the Lease:
          “Landlord reserves the right following the Expansion Term or in the event of any extension or expansion of the Leased Premises to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to cany insurance of such higher minimum amounts or such different types.”
     7. Additional Signage. Landlord, at its cost and expense, shall provide Tenant with Building standard signage at the entrance to the Expansion Space. In addition, Tenant shall be entitled to place a sign on the parapet of the Building (the “Tenant Sign”). The Tenant Sign shall be installed, maintained and repaired by Tenant at Tenant’s sole cost and expense and shall comply with all laws. Landlord shall have the right to approve the Tenant Sign, including the location, size, color and style, which approval shall not be unreasonably withheld, conditioned or delayed. Upon the expiration or early termination of this Lease, Tenant shall remove the Tenant Sign and repair any damage caused by such removal at Tenant’s sole cost and expense. Any changes requested by Tenant to the initial directory or suite signage shall be made at Tenant’s sole cost and expense and shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed. Landlord may install such other signs, advertisements, notices or tenant identification information on the Building directory, tenant access doors or other areas of the Building, as it shall deem necessary or proper. Except as expressly set forth herein, Tenant shall not place any exterior signs on the Leased Premises or interior signs visible from the exterior of the Leased Premises without the prior written consent of Landlord. Notwithstanding any other provision of the Lease to the contrary, Landlord may immediately remove any new sign(s) placed by Tenant in violation of this Paragraph 5.
     8. Options to Extend.
     (a) Grant and Exercise of Option. Provided that (i) no default has occurred and is then continuing (beyond any applicable notice and cure period) (ii) the creditworthiness of Tenant is the same or better than as of the date hereof or otherwise then reasonably acceptable to Landlord and (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the term immediately preceding the Extension Term (as defined below), Tenant shall have the option to extend the Lease Term for one (1) or two (2) additional periods of three (3) years each (the “Extension Term(s)”). Each Extension Term shall be upon the same terms and conditions contained in the Lease except (x) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any, and (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth below. Tenant shall exercise each option by delivering to Landlord, no later than nine (9) months prior to the expiration of the preceding term, written notice of Tenant’s desire to extend the Lease Term. Tenant’s failure to timely exercise such option shall be deemed a waiver of such option and any succeeding option. Landlord shall notify Tenant of its estimate of the Fair Market Rental Value of the Leased Premises (the “Rent Adjustment”). Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant’s acceptance (or deemed acceptance) of the Rent Adjustment.
     (b) Rent Adjustment. The Minimum Annual Rent for the applicable Extension Term shall be an amount equal to the rent charged for comparable buildings (e.g., age, physical condition, number of stories, total size, comparable location) in the area in which the Leased Premises are located, taking into account all financial terms, including without limitation, base rent, free rent, escalations, work contributions and allowances and leasing and brokerage commissions; provided, however, that if Tenant delivers to Landlord a written objection to Landlord’s calculation of the Rent Adjustment within five (5) business days after Tenant’s receipt of Landlord’s determination of the Rent Adjustment, and the parties cannot agree on a Rent Adjustment within ten (10) days after Tenant’s written objection then Tenant may retract its exercise of its option to extend, or Tenant may choose arbitration to determine the Rent Adjustment. If Tenant chooses arbitration, Tenant shall give Landlord written notice of its desire to seek arbitration within three (3) days after expiration of such ten (10) day period (“Arbitration Notice”). Within ten (10) days after Tenant provides Landlord with its Arbitration Notice, the parties shall each appoint an appraiser to determine the Rent Adjustment for the Leased Premises. Each appraiser so selected shall be either an MAI appraiser or a licensed real estate broker, each having at least ten (10) years prior experience in the appraisal or leasing of comparable space in the metropolitan area in which the Leased Premises are located and with a working knowledge of current rental rates and practices. If the two appraisers cannot agree upon the Rent Adjustment for the Leased Premises within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the above criteria. Once the third appraiser has been selected as provided for above, then such third appraiser shall within ten (10) days after appointment make its determination of the Rent Adjustment. The average of the two closest determinations of the Rent Adjustment shall be used as the Minimum Annual Rent for the applicable Extension Term and shall be binding on both Landlord and Tenant. Landlord and Tenant shall each bear the cost of its appraiser and shall share the cost of the third. If Tenant fails to provide the Arbitration Notice as provided above, then Tenant’s exercise of its option to extend shall be deemed retracted.
     9. Right of First Refusal.
     (a) Provided that (i) no default has occurred and is then continuing (beyond any applicable notice and cure period), (ii) the creditworthiness of Tenant is the same or better than as of the date hereof or otherwise then reasonably acceptable to Landlord, and (iii) Tenant originally named herein or a Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and subject to any pre-existing rights of other tenants to the Refusal

Space (as defined herein) and Landlord’s right to renew or extend the lease term of any other tenant with respect to the portion of the Refusal Space now or hereafter leased by such other tenant, Tenant shall have an on-going right of first refusal (“Refusal Option”) to lease additional (space in the Building located contiguous to the Leased Premises as shown crosshatched on the attached Exhibit D (“Refusal Space”). Prior to entering into any lease that includes all or any portion of the Refusal Space, Landlord shall notify Tenant in writing (“Landlord’s Notice”) of Landlord’s receipt of an arms-length offer to lease such space that Landlord is willing to accept from a bona fide third party offeror (“Bona Fide Offer”) and setting forth the material terms of the Bona Fide Offer and such other terms as are herein provided. If the Bona Fide Offer includes space in the Building in addition to the Refusal Space, then the Refusal Space shall be deemed to include, and this Refusal Option shall be deemed to apply to, all of the space included in the Bona Fide Offer. Tenant shall have five (5) business days after Tenant receives Landlord’s Notice in which to notify Landlord in writing of its election to lease the Refusal Space upon the terms set forth in Landlord’s Notice. If Tenant declines to exercise this Refusal Option or fails to give such written notice within the time period required, Tenant shall be deemed to have waived this Refusal Option, and thereafter, except as provided in subsection (c) below, this Refusal Option shall be void and of no further force or effect, and Landlord shall be free to lease the Refusal Space to the bona fide offeror or any other-third party.
     (b) The Refusal Space shall be offered to Tenant at the rental rate and the lease term and upon such other terms and conditions, as are contained in the Bona Fide Offer.
     (c) If Tenant shall exercise the Refusal Option, the parties shall enter into an amendment to this Lease adding the Refusal Space to the Leased Premises upon the terms and conditions set forth herein and making such other modifications to this Lease as are appropriate under the circumstances. Both parties shall use commercially reasonable efforts to promptly and diligently exercise any such amendment within fifteen (15) days following Tenant’s exercise of the Refusal Option. If Tenant shall fail to enter into such amendment within fifteen (15) business days following Tenant’s exercise of the Refusal Option, then Landlord may terminate this Refusal Option, by notifying Tenant in writing, in which event this Refusal Option shall become void and of no further force or effect, and Landlord shall thereafter be free to lease the Refusal Space to the bona fide offeror or any other third party. If Landlord does not enter into a lease with a third party under the terms and conditions contained in the Bona Fide Offer within one hundred eighty (180) days after Tenant declines or fails to exercise this Refusal Option, or if Landlord desires to materially alter or modify the terms and conditions of the Bona Fide Offer, Landlord shall be required to present the altered or modified Bona Fide Offer to Tenant pursuant to this Refusal Option, in the same manner that the original Bona Fide Offer was submitted to Tenant.
     10. Representations and Warranties.
     (a) Tenant hereby represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized and if such state is not the state in which the Leased Premises is located, that it is authorized to do business in such state; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant.
     (b) Landlord hereby represents and warrants to Tenant that (i) Landlord is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized and if such state is not the state in which the Leased Premises is located, that it is authorized to do business in such state; (ii) all action necessary to authorize the execution of this Amendment has been taken by Landlord; and (iii) the individual executing and delivering this Amendment on behalf of Landlord has been authorized to do so, and such execution and delivery shall bind Landlord.
     11. Brokers. Except for GVA Advantis, whose commission shall be paid by Landlord, Landlord and Tenant each represents and warrants to the other that neither party has engaged or had any conversations or negotiations with any broker, finder or other third party concerning the matters set forth in this Amendment who would be entitled to any commission or fee based on the execution of this Amendment. Landlord and Tenant each hereby indemnifies the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of the Lease for any reason.
     12. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

     13. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.
(SIGNATURES CONTAINED ON THE FOLLOWING PAGE)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

LANDLORD: DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership
By:	Duke Realty Corporation, its General Partner

By:	/s/ Jeffrey B. Sheehan
Jeffrey B. Sheehan
Senior Vice President Raleigh Operations

TENANT: SCIQUEST, INC., a Delaware corporation
By:	/s/ Stephen J. Wiehe
	Name:	Stephen J. Wiehe
	Title:	Pres & CEO

Attest:	/s/ Jennifer Kaelin
	Name:	Jennifer Kaelin
	Title:	CFO